UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 31, 2013, Regis Corporation announced the financial results for its fiscal second quarter ended December 31, 2012. A copy of the News Release issued by Regis Corporation in connection with this Item 2.02 is attached as Exhibit No. 99 and incorporated by reference herein.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

ITEM 7.01. REGULATION FD DISCLOSURE.

On January 29, 2013, the Board of Directors of Regis Corporation approved certain changes in the Company’s Board leadership. Stephen E. Watson was appointed Chairman of the Board, succeeding Joel M. Conner. Mr. Conner served as Chairman of the Board since May 1, 2012, after serving as Lead Director since October, 2011. His tenure as Lead Director and Chairman bridged the Company through the senior management transitions occurring during that time, including the hiring and integration of the Company’s new Chief Executive Officer in August 2012. Mr. Conner will remain on the Board. The Board also appointed James P. Fogarty as Chair of the Compensation Committee, succeeding Mr. Watson.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER

99	Regis Corporation News Release dated January 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: January 31, 2013	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary

EXHIBIT INDEX

EXHIBIT NUMBER

99	Regis Corporation News Release dated January 31, 2013.